UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

BATTALION OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

Halcón Resources Corporation

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreements

On January 28, 2020 (the “Effective Date”), Battalion Oil Corporation (the “Company”) entered into employment agreements (the “Employment Agreements”) with each of the following executive officers of the Company (each an “Executive” and, collectively, the “Executives”): (i) Richard H. Little, Chief Executive Officer; (ii) Ragan T. Altizer, Executive Vice President, Chief Financial Officer and Treasurer; and (iii) Daniel P. Rohling, Executive Vice President, Chief Operating Officer. Each Executive’s Employment Agreement has an initial term expiring on December 31, 2020 and the term will automatically renew annually for successive one (1) year periods unless either party provides written notice of non-renewal at least thirty (30) days prior to the expiration of the initial term or any renewal term. Mr. Little’s Employment Agreement supersedes the Offer Letter Mr. Little had in place with the Company prior to the Effective Date.

The Employment Agreements, which were approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), as a part of its ongoing comprehensive review of executive compensation matters, provide for the following annual base salary amounts for each Executive, effective as of January 1, 2020: Mr. Little - $500,000; Mr. Altizer - $350,000; Mr. Rohling - $350,000. The Employment Agreements also provide each Executive with an annual target bonus of 100% of such Executive’s base salary and eligibility for long-term incentive awards as determined by the Compensation Committee and approved by the Board pursuant to the Company’s Long-Term Incentive 2020 Plan (described below).

Additionally, pursuant to the Employment Agreements, if the Company terminates an Executive’s employment without “Cause” or the Executive terminates his employment with the Company for “Good Reason” prior to the end of the then-applicable employment term, the Company will pay the following lump-sum amount to such Executive: Mr. Little - $1,000,000; Mr. Altizer - $500,000; Mr. Rohling - $500,000.

Each Executive’s right to receive termination payments is conditioned upon executing a general release of claims in the Company’s favor. The Executive must also agree to refrain from disclosing the Company’s confidential information during or at any time following his employment with the Company and from soliciting the Company’s employees or consultants for one (1) year following termination of his employment. Mr. Little must also agree to refrain from engaging in certain competitive activities for one (1) year follow termination of employment. Messrs. Atlizer and Rohling must also agree to refrain from such competing activities for six (6) months follow termination of employment.

Management Incentive Plan

On January 29, 2020, our Board adopted the Battalion Oil Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”). An aggregate of 1,505,284 shares of the Company’s common stock, par value $0.0001 per share, are available for grant pursuant to awards under the 2020 Plan in the form of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards.

Awards may be granted to eligible board members and eligible employees of the Company and its affiliates. Up to 1,505,284 shares of the Company’s common stock may be issued under the 2020 Plan through incentive stock options. Incentive Stock Options exercised in excess of $100,000, during any calendar year, and under all incentive stock option plans of the Company, shall be treated as Nonqualified Stock Options. The maximum amount that may be made to subject to the grant of a performance bonus award to any eligible employee in any calendar year may not exceed $5,000,000.

Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of common stock, or are exchanged for awards not involving the issuance of shares, shall be available again for grant under the 2020 Plan and shall not be counted against the shares authorized under the plan. Any shares issued as restricted stock awards that subsequently are forfeited without vesting shall again be available for grant under the 2020 Plan and shall not be counted against the shares authorized under the plan. Any awards that, pursuant to the terms of the applicable award agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of common stock shall not be counted against the shares authorized under the 2020 Plan.

The maximum term of any award under the 2020 Plan shall be ten years and for the purpose of granting awards under the 2020 Plan, the Board also approved the following form of “Award Agreements:”

•                  Form of Nonqualified Stock Option Award Agreement;

•                  Form of Base Restricted Stock Unit Award Agreement;

•                  Form of Performance-Based Restricted Stock Unit Award Agreement; and

•                  Form of M&A Restricted Stock Unit Award Agreement

All awards are subject to the terms of the 2020 Plan and individual Award Agreements entered into with participants. The Compensation Committee shall be responsible for the administration of the 2020 Plan and will make recommendations to the Board regarding the type and amount of awards to be made under the 2020 Plan. Any changes to the 2020 Plan, awards granted under the 2020 Plan, terms and conditions of the awards, amendments to the Award Agreements, or any other material change in the Plan will require Board approval.

Additionally, subject to the terms of individual Award Agreements, awards representative of an aggregate 1,115,686 shares of restricted stock, are expected to be granted by the Company to the Executives and other members of the Company’s management, in a combination of nonqualified stock options, restricted stock units and performance units, effective as of, and subject to, the Company listing its common stock on a nationally recognized exchange.

The foregoing description of the 2020 Plan and the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the 2020 Plan, the Form of Nonqualified Stock Option Award Agreement; the Form of Base Restricted Stock Unit Award Agreement, the Form of Performance-Based Restricted Stock Unit Award Agreement; and the Form of M&A Restricted Stock Unit Award Agreement, each attached hereto, respectively, as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit
Number	Description of Exhibits

10.1*	Battalion Oil Corporation 2020 Long-Term Incentive Plan
10.2*	Form of Nonqualified Stock Option Award Agreement
10.3*	Form of Base Restricted Stock Unit Award Agreement
10.4*	Form of Performance-Based Restricted Stock Unit Award Agreement
10.5*	Form of M&A Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

January 31, 2020	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer